EXHIBIT 21


               SUBSIDIARIES OF PRECISION OPTICS CORPORATION, INC.


         1. Wood's Precision Optics Corporation, Limited, organized under the laws of Hong Kong.

         2.       Precise Medical, Inc., incorporated in Massachusetts.








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3153284.01

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